UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 301, Beverly Hills CA

(Address of principal executive offices)

90210

(Zip code)

(424) 522-9977

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WTCG	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On August 4, 2021, W Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting, among other things, the closing (the “Closing”), on July 29, 2021, of the share exchange pursuant to which Krypto Ventures, Inc. became a wholly owned subsidiary of the Company and the business of Krypto Ventures, Inc. became the business of the Company. The Initial Form 8-K incorrectly indicated that the Company changed its fiscal year end from July 31 to December 31. Accordingly, this Current Report on Form 8-K/A (Amendment No. 1) amends the Initial Form 8-K to amend and restate Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) to eliminate the following statement: “On August 4, 2021, the Company changed its fiscal year end from July 31 to December 31.” Following the Closing, the Company’s fiscal year end remained unchanged and continues to be July 31. Except as set forth herein, no changes have been made to the Initial Form 8-K.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;
●	our financial performance;
●	developments relating to our competitors and our industry, including the impact of government regulation;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
●	other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

INDUSTRY DATA

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Item 1.01 Entry Into A Material Definitive Agreement.

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 15, 2021, (the “Effective Date”), W Technologies, Inc., a Delaware corporation (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) Krypto Ventures, Inc., a Delaware corporation (“Krypto Ventures” and, formerly, “KryptoBank Co., Inc.”), (ii) each of the stockholders of Krypto Ventures (the “Krypto Ventures Stockholders”) and (iii) Aleksandr Rubin as the representative of the Krypto Ventures Stockholders (the “Stockholders’ Representative”).

Among other conditions to the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of Krypto Ventures’ issued and outstanding common stock, par value $0.0001 per share, in exchange for the issuance to the Krypto Ventures Stockholders of a number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) representing 90% of the issued and outstanding shares of the Company’s Common Stock.

On July 29, 2021, the parties to the Share Exchange Agreement entered into an Amendment and Acknowledgement Pursuant to Share Exchange Agreement (the “Acknowledgement”). Pursuant to the Acknowledgment, the parties acknowledged that Krypto Ventures had changed its name from KryptoBank Co., Inc. to Krypto Ventures, Inc. since the Effective Date of the Share Exchange Agreement (the “Name Change”), and agreed that, to the extent required under the Share Exchange Agreement, each of the parties consents to the Name Change, and waives any non-compliance with the terms of the Share Exchange Agreement or any of the transaction documents to the extent resulting from the Name Change. Further, the parties agreed that the Share Exchange Agreement would remain in full force and effect notwithstanding the Name Change, and that any reference in the Share Exchange Agreement or in any of its associated transaction documents to “KryptoBank Co”, whether standing alone or as part of a defined term, would be deemed a reference to Krypto Ventures, Inc., and that all such documents were amended as required to effect such change. Finally, the parties agreed that going forward, any reference in the Share Exchange Agreement to the “Agreement” shall be deemed a reference to the Share Exchange Agreement as modified by the Acknowledgment. As such, references in this Current Report on Form 8-K to the Share Exchange Agreement refer to the Share Exchange Agreement and the Acknowledgement together. A copy of the Acknowledgment is included as Exhibit 2.2 to this Current Report on Form 8-K, and the foregoing description of the Acknowledgment is qualified by reference to the Acknowledgment included as Exhibit 2.2 herewith.

The Closing of the Share Exchange Agreement occurred on July 29, 2021. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 102,500,000 shares Krypto Ventures’ common stock, representing 100% of the issued and outstanding capital stock of Krypto Ventures, in exchange for the issuance to the Krypto Ventures Stockholders of 233,474,958 shares of the Company’s Common Stock (the “Share Exchange”). As a result of the Share Exchange, Krypto Ventures became a wholly-owned subsidiary of the Company and the business of Krypto Ventures became the business of the Company.

In addition, at the Closing:

(i)	The Company’s board of directors (the “Board”) expanded the size of the Board to be comprised of three persons, and named Meir Wexler and Aleksandr Rubin, as directors on the Board;
(ii)	Aleksandr Rubin was named as the Chief Executive Officer of the Company and Meir Wexler as the Chief Investment Officer of the Company.

Immediately following the elections described above, Mikael Lundgren, the sole officer and director of the Company prior to the Closing, resigned from all positions with the Company.

In addition, at the Closing, the Company issued 14,267,914 shares of its Common Stock to certain advisors and service providers to the Company representing a total of 5.5% of the issued and outstanding shares of Common Stock of the Company as of the Closing.

In addition, at the Closing, two greater than 5% stockholders of the Company (Lyons Capital, LLC and Balance Labs, Inc.) and each of the advisors and service providers (two in total) that were issued shares of the Company’s Common Stock at the Closing entered into a lock-up agreement with the Company (each, a “Lock-Up Agreement”), pursuant to which such persons agreed, among other things, that they will not sell or transfer (subject to certain customary exceptions) any shares of the Company’s Common Stock for a period of 12 months following the Closing, and each person agreed not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the Company’s Common Stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of the Company’s Common Stock, whether any such transaction is to be settled by delivery of shares of the Company’s Common Stock or other securities, in case or otherwise; or (iii) publicly disclose the intention to do any of the foregoing actions. The foregoing description of these Lock-Up Agreements is qualified in its entirety by reference to the Form of Lock-Up Agreement filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on June 21, 2021 and incorporated by reference herein.

Finally, prior to the Closing, on July 13, 2021, pursuant to a Securities Exchange Agreement between the Company and Mid Atlantic Capital Associates, Inc. (“MACA”), the Company issued 7,678,732 shares of Common Stock to MACA in exchange for the extinguishment of an amount owed to MACA pursuant to a promissory note of $161,841, and the transfer to the Company of 1,000,000 shares Series F Convertible Preferred Stock, par value $0.0001 per share of the Company (the “Series F Stock”) held by MACA, which the Company redeemed and returned to authorized but unissued shares of Series F Stock so that there was no outstanding shares of Series F Stock, and such debt owed by the Company to MACA  been satisfied and forgiven as of the date of  the Closing (and also as of the date of this Current Report on Form 8-K). In addition, on July 15, 2021, the Company filed a Certificate of Withdrawal with the Secretary of State of the State of Delaware to withdraw the Certificate of Designation for the Company’s Series F Stock. The Certificate of Withdrawal was effective upon filing, and no shares of Series F Convertible Preferred Stock were outstanding at the time the Certificate of Withdrawal was filed. As such, as of the date of this Current Report, such that the Company has no classes of stock authorized, issued or outstanding other than Common Stock. The descriptions of the Securities Exchange Agreement and Certificate of Withdrawal for the Company’s Series F Stock are qualified in their entirety by reference to these documents filed as Exhibit 3.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021, which are incorporated by reference herein.

The Share Exchange is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Share Exchange Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

The entry into the Share Exchange Agreement was disclosed in the Company’s Current Report on Form 8-K filed on June 21, 2021, and the description of the Share Exchange Agreement contained therein is incorporated by reference. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 21, 2021.

FORM 10 DISCLOSURES

Immediately prior to the Share Exchange described in detail above pursuant to which Krypto Ventures became a wholly owned subsidiary of the Company, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before the Share Exchange, then the registrant must disclose on a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Current Report on Form 8-K includes all of the information that would be included in a Form 10.

BUSINESS

The disclosure in this “Business” section relates primarily to Krypto Ventures, an operating company that became a wholly owned subsidiary of the Company at the Closing of the Share Exchange. Prior to the Share Exchange, the Company did not have any material operations and was a shell company as such term is defined in Rule 12b-2 of the Exchange Act.

Organizational History of the Company and Krypto Ventures

W Technologies, Inc. was originally incorporated in Delaware in 1986. The Company reincorporated in Massachusetts in 1987. Until July 7, 1992, the Company was engaged in the sale of an automated luminometer and an accompanying reagent system that measures raw material for microbiological contamination. The Company discontinued operations and liquidated the remaining inventory of reagents on April 16, 1993. The Company reincorporated again in Delaware in May 1996 as IMSCO Technologies, Inc. At the time, the Company switched its focus to developing technology that achieves molecular separation with innovative applications of electrostatics. The Company ultimately abandoned these endeavors, and continued to go through shifts in its business operations. In 2001, the Company changed its name to Global Sports and Entertainment, Inc. In 2002, the Company changed its name to GWIN, Inc. The Company changed our name to Winning Edge International, Inc. in 2006 and in 2007, the Company changed our name to W Technologies, Inc. In February 2020, as a result of a change in our management, the Company transitioned our business model to the sales and distribution of medical-related devices and supplies. On April 20, 2020, the Company executed a letter of intent for the exclusive global rights to a proprietary technology designed to remove viruses owned by a company located in Germany. After extensive and careful due diligence of the technology, on June 8, 2020, the Company announced that it decided not to proceed with this transaction and terminated the letter of intent, and continued to explore other opportunities – namely, seeking to acquire or to be acquired by another business.

On July 29, 2021, pursuant to the Closing of the Share Exchange Agreement, the Company acquired Krypto Ventures, and Krypto Ventures thereafter became a wholly owned subsidiary of the Company, and the business of Krypto Ventures became the business of the Company going forward.

Overview of the Business of Krypto Ventures

Unless context indicates otherwise, any references to “the Company,” “Krypto Ventures,” “we,” “us,” “our” or words of similar import in this “Overview of the Business of Krypto Ventures” section refer to Krypto Ventures and the Company on a combined basis after the Closing of the Share Exchange.

Krypto Ventures was incorporated under the laws of the State of Delaware on December 27, 2017 under the name “KryptoBank Co., Inc.” On July 27, 2021, the Company filed a certificate of amendment with the Secretary of State of the State of Delaware to change its name to “KryptoBank Ventures, Inc.”.

Krypto Ventures is a holding company that plans to identify and acquire uniquely positioned blockchain technology companies and digital assets though acquiring minority positions in newly issued and listed coins and/or tokens. We aim to partner with best in-class teams and develop collaborative relationships to help execute their vision, drive sustainable growth, and ultimately create long term value.

Krypto Ventures seeks to invest in companies with:

•	defensible barriers to entry
•	proven value propositions
•	identifiable growth opportunities or operational improvements
•	paths to sustainable competitive advantages

We expect to provide strategic guidance through a network of experienced executives with operational and industry expertise as well as financing support and other resources necessary to drive value.

Industry Overview and Market Opportunity

We believe one of the most notable developments in financial markets during 2021 was the rally in digital assets and the changing of the public perspective on digital assets as well as increased institutional interest. In April 2021, CNBC reported that the total market capitalization of the cryptocurrency space had eclipsed $2 trillion for the first time. We believe this evidences that the digital asset phenomenon has deeper roots and, not withstanding its unpredictability, we expect it is here to stay for the long run.

In our opinion, the issue is no longer whether digital assets will survive, but rather how they will evolve. While the cryptocurrency market is often volatile at this time, we believe this could be a phase preceding broader acceptance of a fairly new asset class.

We believe many digital assets are built on a technological foundation that grants them a unique and lasting advantage over traditional assets. However, we believe it is far too early to predict which cryptocurrencies will actually survive the ongoing shifts that are likely to redefine the future digital asset landscape. Therefore, we plan for Krypto Ventures not to be structured based on any one cryptocurrency to succeed. Instead, we plan to provide our shareholders the opportunity to diversify their digital asset portfolio with an investment in Krypto Ventures.

2021 has been a significant year for digital assets and as the market continues to develop, the world’s financial institutions, policymakers, and investors are watching carefully. Whatever the future holds for digital assets, we believe that Krypto Ventures will be the digital asset investment platform that many investors are looking for.

Principal Products and Services

Krypto Ventures plans: (i) to own, develop, consult on, and provide funding for new and existing digital assets; (ii) to hold digital assets for the benefit of its’ shareholders; and (iii) to be founders of new digital assets.

We believe that Krypto Ventures’ value will grow if the digital assets we invest in succeed. We live in a world that is increasingly global - digital natives control a growing share of the world’s wealth, and each year we see more commerce happening online. We feel that with proper execution of our business plan and the success of our digital asset portfolio, we will provide value to our shareholders. More importantly, we feel we have a tremendous opportunity to actively drive our business by:

•

Expanding the depth and breadth of our digital asset portfolio: We plan to expand the depth and breadth of our digital asset portfolio by purchasing coins/tokens in the open market or investing in the company that creates the digital asset. Our investments in these digital assets may be in the form of cash or newly issued shares of Krypto Ventures.

•	Launching/developing innovative digital assets: We plan to innovate by:
o	developing, launching and/or providing funding for new and exciting digital assets which we will retain majority ownership of.
o	partnering with developers of exciting digital assets which we will retain majority ownership over.
o	providing consulting services to the developers of digital assets.
•	Secure handling and storage of digital assets: All digital assets will be stored visa via cold storage wallets as well as top tier exchanges such as Coinbase and Gemini.

As of the date of this Current Report, Krypto Ventures has not yet commenced any of its principal planned of operations detailed above, having focused primarily on fundraising and other organizational matters.

Competition

Competitors to Krypto Ventures include other companies focused on investments in, development of, and providing consulting services to, digital assets and digital asset companies. Venture funds such as Pantera Capital, Blockchain Capital and Union Square Ventures invest and advise in the cryptocurrency space in similar ways that Krypto Ventures intends to invest and advise in this space, and have significantly greater resources than Krypto Ventures for such endeavors. However, we believe Krypto Ventures has a number of key strengths that will allow it to compete effectively against other participants in this space.

Our Competitive Advantages

We believe the following advantages set us apart from our competitors:

•

Narrow Focus: We plan to be exclusively focused on the cryptoeconomy. We plan to remain solely focused on investments in, development of, and providing consulting services to, digital assets and digital asset companies. We believe our focus will allow us to adapt quickly to shifting trends and support the growth of the industry. We believe that, as the digital assets we focus on grow, our value will grow.

•

Inclusive Approach: We plan to be the go to destination for both the inexperienced digital asset investors as well as sophisticated investors. The digital asset space is confusing and we plan to be the “go to” investment in the digital asset space. Instead of consumers needing to purchase multiple coins/tokens/assets that each carry their own inherent risk, we believe our vetting process and knowledge will allow purchasers of our shares to more comfortably participate in the digital asset space with less risk and more reward.

•

Vetting Process: Krypto Ventures plans to extensively vet every digital asset we invest in. We plan to provide top-tier vetting to help protect our shareholders from scams. Additionally, our plan is to make our future investments of our time and funds in properly vetted digital assets to provide our investors with the full spectrum of exposure to the space.

•

Experienced Management Team: Krypto Ventures’ founders have invested in numerous successful digital assets and blockchain companies. Their early investments in digital assets are now firmly in the top 50 tokens by market capitalization. At Krypto Ventures, we feel that our management team has the talent and experience to be able to compete successfully in our field.

Customers

Krypto Ventures does not have any customers as of the date of this Current Report.

Government Regulation

Our anticipated business activities currently are subject to no particular regulation by government agencies other than those routinely imposed on corporate and/or publicly traded businesses. We do not anticipate any regulations specific to our business activities in the future.

Notwithstanding the above, as digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in Krypto Ventures or the ability of Krypto Ventures to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. In July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets. Secretary Mnuchin indicated that one source of concern is digital assets’ potential to be used to fund illicit activities. Secretary Mnuchin has indicated that the U.S. Financial Crimes Enforcement Network is planning to release new requirements relating to digital asset activities in the first half of 2020.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet and in May 2018 it was reported that Japan’s Financial Service Agency has been pressuring Japanese digital asset exchanges to delist privacy-enhancing digital assets. Although no regulatory action has been taken to treat Zcash or other privacy-enhancing digital assets differently, this may change in the future.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the digital asset markets and their users, particularly digital assets and their service providers that fall within such jurisdictions’ regulatory scope. For example, on March 5, 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and CFT framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. The Chinese and South Korean governments have also banned ICOs and there are reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges. Further, on January 19, 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of digital assets.

In July 2019, the United Kingdom’s Financial Conduct Authority (the “FCA”) proposed rules to address harm to retail consumers deriving from the sale of derivatives and exchange traded notes (“ETNs”) that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. In addition to ETNs, the proposed ban would affect financial products including contracts for difference, options and futures. Public consultation on the proposed restriction closed in October 2019. As of the date of this Current Report, the FCA has not yet finalized its proposed ruling.

The effect of any future regulatory change on Krypto Ventures is impossible to predict, but such change could be substantial and adverse to Krypto Ventures.

Intellectual Property

Krypto Ventures owns a registered trademark for the “KryptoBank” logo under its previous company name. The trademark was registered on December 25, 2018 (Registration No. 5639538).

Employees

As of the date of this Current Report, Krypto Ventures has no direct employees. Each of Meir Wexler and Aleksandr Rubin are employees of W Technologies, Inc. Aleksandr Rubin is also the Chief Executive Officer and a Director of Krypto Ventures.

Reports to Security Holders

We intend to furnish our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements.  We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Certain Legal and Regulatory Considerations

Securities Act of 1933

Certain regulatory considerations may exist under the Securities Act with respect to the digital assets we acquire. Our Company has adopted a facts and circumstances-based policy for determining whether or not the digital assets considered for investment by our Company are securities, as the determination of an asset’s status as a security is a highly fact-specific determination.

1.         First, we consider the facts and circumstances relative to each digital asset we are considering investing in.

2.         Second, we will apply the Howey test when reviewing those unique facts and circumstances. Each of the prongs of Howey will result in discussion of the facts, depending on the level of complexity related to making the determination.

If this does not produce a result we feel confident in, we may also apply and consider each of the unique facts and circumstances questions related to each digital asset as described in the remarks of William Hinman, the Director of the SEC’s Division of Corporation Finance at the Yahoo Finance All Markets Summit: Crypto in June 2018.

Because an “investment contract,” pursuant to the terms of Howey must satisfy all of the prongs of the test in order to be deemed to be an “investment contract,” if we think any digital asset fails one of the prongs of the Howey Test, the further tests need not be applied.

As of the date of this Current Report, our Company does not yet hold any digital assets. Once we have invested in digital assets, in the event our Company invests in assets that are deemed securities, we may become subject to additional regulatory requirements, including under the Securities Act. For example, typically, offerings of securities in the United States are required to register under the Securities Act with the SEC and, in compliance with state law, with applicable state regulators, and to the extent any digital assets we invest in was originally distributed in connection with an illegal securities offering, those assets may lose value. In addition, our plans to make purchases and sales of digital assets may be substantially constrained or prohibited with respect to transactions if determined to be a security. We may need to find a suitable exemption from registration for these sales. As a result, we may not be permitted to operate our business as we intend.

Securities Exchange Act of 1934

We do not currently contemplate investing in any cryptocurrencies that constitute securities under the U.S. securities laws.

In the event we do invest in assets that are deemed securities, however, we may be required to make certain filings with the SEC in connection with any acquisition or beneficial ownership of more than 5% of any class of the equity securities of a company registered under the Exchange Act. Generally, these filings require disclosure of the identity and background of the purchaser, the source and amount of funds used to acquire the securities, the purpose of the transaction, the purchaser’s interest in the securities, and any contracts, arrangements or undertakings regarding the securities. Also, if we become the beneficial owner of more than 10% of any class of the equity securities of a company registered under the Exchange Act, the Company may be subject to certain additional reporting requirements and to liability for short-swing profits under Section 16 of the Exchange Act.

Investment Company Act of 1940

The Investment Company Act regulates certain companies that invest in, hold or trade securities. In general, a company with more than 40% of the value of its non-cash assets held in investment securities is an “investment company.” We believe that our Company will not be subject to the provisions of the Investment Company Act since it does not intend to invest in assets that constitute securities under the U.S. securities laws. Accordingly, shareholders are not afforded the protections of the Investment Company Act.

In the event that we do invest in assets that are deemed securities, however, our Company may be subject to additional regulatory requirements, including under the Investment Company Act. For example, the Company may be required to register as an investment company. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. Registered investment companies may not be permitted to operate their business in the manner in which we operate our businesses, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.

Investment Advisers Act of 1940

The Investment Advisers Act of 1940, as amended (the “Advisers Act”) regulates persons who for compensation are engaged in the business of providing advice, making recommendations, issuing reports, or furnishing analyses on securities, either directly or through publications, to others. We believe that, because the assets of the Company are not expected to constitute securities under the U.S. securities laws, we will not be subject to investment adviser regulation under the Advisers Act.

In the event the Company does invest in assets that are deemed securities, however, the Company may be subject to additional regulatory requirements, including under the Advisers Act. For example, the Company may be required to register as an investment adviser. Registered investment advisers are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, disclosure, advertising, and fees. Registered investment advisers may not be permitted to operate their business in the manner in which we intend to operate our business. its businesses.

Commodity Exchange Act

The Company will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. We do not believe we are a commodity pool for purposes of the CEA.

Foreign Considerations

Our primary place of business and market of operation is the United States. We may, however, also be subject to a variety of foreign laws and regulations that involve matters central to our business. These could include, for example, regulations related to privacy, blockchain technology, data protection, and intellectual property, among others. In certain cases, foreign laws may be more restrictive than those in the United States. Although we believe we are operating in compliance with the laws of jurisdictions in which we operate, foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. As a result, cryptocurrency networks, blockchain technologies, and coin and token offerings such as those we intend to be involved in face an uncertain regulatory landscape in many foreign jurisdictions, including but not limited to the European Union, China and Russia. Other foreign jurisdictions may also, in the near future, adopt laws, regulations or directives that affect digital assets that we may invest in.

RISK FACTORS

In this “RISK FACTORS” section of this Form 8-K, any references to “the Company,” “we,” “us,” “our” or words of similar import, refer to the Company and Krypto Ventures on a combined basis.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE COMPANY OR THAT THE COMPANY CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE COMPANY’S BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE COMPANY’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR THE COMPANY’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT. THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Our Company

We are an early stage company with a limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

Krypto Ventures was formed on December 27, 2017. We have limited experience and a limited operating history in which to assess our future prospects as a company. In addition, the market for planned services and operations is highly competitive. If we fail to successfully develop and offer our services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

We may fail to successfully execute our business plan.

Our stockholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our stockholders may lose their entire investment.

Since inception, we have experienced losses, and may have to further reduce our costs by curtailing future operations to continue as a business.

Since our inception on December 27, 2017, we have had operating losses and our cash flow has been inadequate to support our ongoing operations. Our ability to fund our capital requirements out of our available cash and cash generated from our operations depends on a number of factors, including our ability to gain interest in our services, making wise investments in digital assets, and continue growing our existing operations and our ability to raise funds as needed. If we cannot generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

Our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

The accompanying financial statements for Krypto Ventures included elsewhere in this Current Report on Form 8-K have been prepared assuming that Krypto Ventures will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, Krypto Ventures had a net loss of $13,370 for the year ended December 31, 2020 and a net loss of $3,610 for the three months ended March 31, 2021. These factors among others raise substantial doubt about Krypto Ventures’ ability to continue as a going concern. While Krypto Ventures is attempting to commence operations and generate revenues, Krypto Ventures’ cash position may not be significant enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for Krypto Ventures to continue as a going concern. While we believe in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of Krypto Ventures to continue as a going concern is dependent upon its ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if Krypto Ventures is unable to continue as a going concern. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Further, as of the quarterly period ended April 30, 2021, the Company had a net working capital of ($1,131,027), and an accumulated deficit of ($44,372,922), and a stockholders’ deficit of ($1,131,027). The Company’s ability to continue as a going concern ultimately is dependent on the management’s ability to obtain equity or debt financing, attain further operating efficiencies, and achieve profitable operations.

The Company may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

Our acquisition strategy creates risks for our business.

We intend to pursue acquisitions of blockchain technology companies. We may fail to identify attractive acquisition candidates or we may be unable to reach acceptable terms for future acquisitions. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate will be impaired.

We may pay for acquisitions by issuing additional shares of our Common Stock, which would dilute our stockholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. To the extent that we complete acquisitions in the future, we likely will incur future depreciation and amortization expenses associated with the acquired assets. We may also record significant amounts of intangible assets, including goodwill, which could become impaired in the future. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

●	diversion of management’s attention from other business concerns;

●	over-valuation by us of acquired companies;

●	litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former stockholders and other third parties;

●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	insufficient indemnification or security from the selling parties for legal liabilities that we may assume in connection with our acquisitions;

●	entering markets in which we have no prior experience and may not succeed;

●

risks associated with foreign acquisitions, such as communication and integration problems resulting from geographic dispersion and language and cultural differences, compliance with foreign laws and regulations and general economic or political conditions in other countries or regions;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If the Company is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government,. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

The requirements of remaining a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

Risk Factors Related to Digital Assets

The trading prices of many digital assets have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of cryptocurrencies in general, could have a material adverse effect on the value of our Company.

The trading prices of many digital assets, including Bitcoin, Ether, and other major cryptocurrencies, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, digital asset prices increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak and increased significantly again over the course of the remainder of 2020. Digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future could have a material adverse effect on our viability as a company, and could cause shareholders in our Company lose all or substantially all of their value.

Digital assets were only introduced within the past decade, and the success of our Company will be impacted by number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets (such as cryptocurrencies) were only introduced within the past decade, and the medium-to-long term value of such assets is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the nascency of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity. As our primary business plan involves dealing directly with digital assets, the realization of one or more of the following risks could materially adversely affect our Company:

•

Digital asset networks and the software used to operate digital assets are in the early stages of development. Given the nascency of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks.

•

The loss or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network.

•	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network would affect the ability to transfer digital assets, and, consequently, their value.
•

The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.

•

Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell tokens earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

•

In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Such occurrences can reduce confidence in digital assets as a whole. Any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of our Company.

Moreover, because digital assets, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Current Report.

Digital assets represent a new and rapidly evolving industry, and the value of our Company depends significantly on the acceptance of digital assets as payment, such as cryptocurrencies.

Cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of our Company:

•

Digital assets – for example, Bitcoin - have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of such digital by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions; process wire transfers to or from digital asset exchanges, digital asset-related companies or service providers; or maintain accounts for persons or entities transacting in digital assets. As a result, the prices of digital assets are largely determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

•

Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

•

Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, and exchanges or businesses that facilitate transactions in Bitcoin, for example, may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

•	Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks.

A determination that any of the digital assets we invest in are a “security” may adversely affect the value of the digital assets we invest in and the value of our Company, and result in potentially extraordinary, nonrecurring expenses to, or termination of, our Company.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. Further, public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s division of Corporation Finance, indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are currently securities. Subsequently in a March 2019 statement, the chairman of the SEC expressed agreement with certain statements from the June 2018 speech by the director of the SEC’s division of Corporation Finance, including the analysis of federal securities laws that the director applied to Bitcoin and Ethereum. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. Similarly, in April 2019, the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for the analysis of digital assets.

We intend to adopt a facts and circumstances-based policy for determining whether or not the digital assets we consider investing in are securities, as the determination of an asset’s status as a security is a highly fact-specific determination. We intend to only invest digital assets that are not “securities” under the federal or state securities laws – and to only invest in digital assets that, based on our view, are not “investment contracts” under the recent guidance provided by the SEC “Framework for ‘Investment Contract’ Analysis of Digital Assets,” and the application of the test under SEC v. W. J. Howey Co. (the “Howey test”) to digital assets. It is possible, however, that the SEC or another regulator would disagree with our position.

As described under “Certain Legal and Regulatory Considerations,” the determination of an asset’s status as a security is a highly fact-specific determination. On December 22, 2020, the SEC instituted proceedings to enjoin Ripple Labs Inc., the creator of XRP, on the basis that the offer and sale of XRP was an unregistered, ongoing offering of securities in violation of Sections 5(a) and 5(c) of the Securities Act. Prior to this event, many companies owned and invested in XRP under the view that it was not a security. The Company does not intend to invest in XRP.

If any of the digital assets we invest in are determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for the digital assets we invest in and our Company. It may, for example, become more difficult for the digital assets we invest in to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of the digital assets we invest in and cause users to migrate to other digital assets. Further, if other digital assets are determined to be “securities” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for the digital assets we invest in due to negative publicity or a decline in the general acceptance of digital assets. As such, any determination that the digital assets we invest in or any other digital asset is a security under federal or state securities laws may adversely affect the value of the digital assets we invest in and, as a result, the value of our Company.

In addition, to the extent that any digital assets we invest in are determined to be a security, our Company may also be subject to additional regulatory requirements, including under the Investment Company Act, we may be required to register as an investment adviser under the Investment Advisers Act. See “Certain Legal and Regulatory Considerations” above in this Current Report. If this occurs, we would likely liquidate our Company’s digital assets, which could be at a time that is disadvantageous to shareholders of our Company.

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin and Ethereum networks, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Cryptocurrency networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many cryptocurrency networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff regarding security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given cryptocurrency network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given cryptocurrency network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a cryptocurrency network may be limited in the number of transactions it can process by the capabilities of each single fully participating node, and in an effort to increase the volume of transactions that can be processed on a given cryptocurrency network, many cryptocurrencies are being upgraded with various features to increase the speed and throughput of digital asset transactions.

As corresponding increases in throughput lag behind growth in the use of cryptocurrency networks, average fees and settlement times may increase considerably. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of our Company.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital asset.

As of December 31, 2020, the largest 100 Bitcoin wallets held approximately 14% of the digital assets in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of digital assets, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of digital assets, increasing risk for investment in our Company.

Transactions in cryptocurrencies may be irreversible even if they are fraudulent or accidental transactions.

Transactions in cryptocurrencies may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable. If there is an error and a transaction occurs with the wrong account, to the extent that the Company is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the cryptocurrencies through error or theft, the Company will be unable to revert or otherwise recover incorrectly transferred cryptocurrencies. To the extent that the Company is unable to seek redress for such error or theft, such loss could result in the total loss to the Company, harming the value of shareholders’ investment in our Company.

A temporary or permanent “fork” could adversely affect the value of our Company’s holdings.

Many cryptocurrency networks operate using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of the cryptocurrency adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability.

Forks may also occur as a network community’s response to a significant security breach. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork.

Furthermore, a hard fork can lead to new security concerns, as a result of, for example, inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the cryptocurrency network that retained or attracted less mining power, thereby making cryptocurrencies that rely on proof-of-work more susceptible to attack. A future fork in the network of a digital asset we own could adversely affect the value of our Company’s shares or the ability of our Company to operate.

Certain cryptocurrencies may rely on a public or third-party blockchain and the success of such blockchain may have a direct impact on the success and value of cryptocurrencies held by the Company.

Some cryptocurrencies are built on existing third-party blockchains and are partly dependent on the effectiveness and success of such blockchains, as well as the success of other blockchain and decentralized data storage systems that are being used by the issuer of the cryptocurrencies. There is no guarantee that any of these systems or will continue to exist or be successful. This could lead to disruptions of the operations of the Company and could negatively affect our Company.

Cryptocurrencies held by the Company may be negatively affected by technological advances that undermine the cryptographic consensus mechanism underpinning blockchain and distributed ledger protocols.

Advances in cryptography or technical advances such as the development of quantum computing could present risks to the viability of cryptocurrencies and the Company by undermining or vitiating the cryptographic consensus mechanism that underpins blockchain and distributed ledger protocols. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could limit the use of cryptocurrencies, resulting in a significant loss of value for our shareholders.

Competition from the emergence or growth of other cryptocurrencies or methods of investing in cryptocurrencies could have a negative impact on the price of digital assets we invest in and adversely affect our Company.

Shareholders may invest in cryptocurrencies and other digital assets through means other than purchasing shares in our Company, including through direct investments in cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to one or more cryptocurrencies and cryptocurrency financial vehicles similar to the Company. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles or to invest in such cryptocurrency directly, which could limit the market for, and reduce the liquidity of, our shares. In addition, to the extent digital asset financial vehicles other than the Company tracking the price of one or more cryptocurrencies are formed and represent a significant proportion of the demand for any particular cryptocurrency, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding such cryptocurrency, could negatively affect the any of the cryptocurrency reference rates, the cryptocurrency holdings, or the price of our shares.

Cryptocurrencies have vulnerabilities which may adversely affect their value.

Instability in the cryptocurrency exchange market and the closure or temporary shutdown of cryptocurrency exchanges due to fraud, business failure, hackers, malware, or government-mandated regulation may reduce confidence in the cryptocurrency exchange market and result in greater volatility in cryptocurrency prices. Since the Index uses cryptocurrency prices published on public cryptocurrency exchanges, the failure, closure, or manipulation of such exchanges could adversely affect an investment in the Company which relies on the Index for its investment strategy.

The lack of full insurance and shareholders’ limited rights of legal recourse against the Company expose the Company and its shareholders to the risk of loss of the Company’s digital assets for which no person or entity is liable.

Our Company is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by our Company are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, the Company does not intend to directly insure its digital assets. Losses with respect to our Company’s digital assets will not be covered.

The shareholders’ recourse against the Company and its service providers for the services they provide to our Company is limited. Consequently, a loss may be suffered with respect to our Company’s digital assets that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of our Company or the shareholders is limited.

Risk Factors Related to the Digital Asset Markets

Prices of cryptocurrencies have fluctuated widely for a variety of reasons including uncertainties in government regulation and may continue to experience significant price fluctuations.

Several factors may affect the price of cryptocurrencies, including:

•         Total cryptocurrencies in existence;

•         Global cryptocurrency supply and demand;

•         Investors’ expectations with respect to the rate of inflation of fiat currencies;

•         Currency exchange rates;

•         Interest rates;

•         Cryptocurrency market fragmentation and consolidation;

•         Fiat currency withdrawal and deposit policies of cryptocurrency exchanges and liquidity of such exchanges;

•         Interruptions in service from or failure of major cryptocurrency exchanges;

•         Cyber theft of cryptocurrencies from online cryptocurrency wallet providers, or news of such theft from such providers, or theft from individual cryptocurrency wallets;

•         Investment and trading activities of hedge funds and other large cryptocurrency investors;

•         Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•         Regulatory measures, if any, that restrict or facilitate the ability to buy, sell or hold cryptocurrencies or use cryptocurrencies as a form of payment;

•         Maintenance and development of the open-source software protocol of the cryptocurrency network;

•         Increased competition from other forms of cryptocurrency or payments services;

•         Manipulative trading activity on cryptocurrency exchanges, which are largely unregulated;

•         The adoption of such cryptocurrencies as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the applicable cryptocurrency;

•         Forks in the applicable cryptocurrency network;

•         Consumer preferences and perceptions of such cryptocurrency specifically and cryptocurrencies generally;

•         Fees associated with processing a transaction of such cryptocurrency and the speed at which such transactions are settled; and

If cryptocurrency markets continue to be subject to sharp fluctuations, shareholders may experience losses as the value of the Company’s investments decline. Even if shareholders are able to hold their shares in the Company for the long-term, their shares may never generate a profit, since cryptocurrency markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations. In addition, shareholders should be aware that there is no assurance that cryptocurrencies will maintain their long-term value in terms of future purchasing power.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of digital assets in general and, consequently, the value of our Company.

Digital asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. As a result, the marketplace may lose confidence in digital asset exchanges.

For example, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of Bitcoin withdrawals from Mt. Gox, the value of one Bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 Bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 digital assets worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of Bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex and our Company suffered a corresponding decrease in value. In July 2017, the Financial Crimes Enforcement Network (“FinCEN”) assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. Most recently in May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million.

Negative perception, a lack of stability in digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, failure or security breaches may reduce confidence in the digital assets and digital asset exchanges, which could adversely affect the value of our Company.

Failure of funds that hold digital assets or that have exposure to digital assets through derivatives to receive SEC approval to list their shares on exchanges could adversely affect the value of our Company.

There have been a growing number of attempts to list on national securities exchanges the shares of funds that hold digital assets or that have exposures to digital assets through derivatives. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The SEC has repeatedly denied such requests. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. If exchange-listing requests are not approved by the SEC and further requests are ultimately denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of our Company.

Risks Related to Our Common Stock

Our Common Stock Currently Trades on the Pink Tier of OTC Markets and is Labeled as a “Shell Risk.”

Our Common Stock currently trades on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “WTCG” and the Company is currently labeled as a “Shell Risk” at this time. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our Common Stock. The Company plans to change its name to “Krypto Ventures, Inc..” and to update its trading symbol. To do so, it must file an Issuer Company Related Action Notification Form with FINRA for the name change. There can be no assurance that FINRA will process its review of the name change as planned, or at all.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the Common Stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Share Exchange as described in Items 1.01 and 2.01, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of the Share Exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company is filing Form 10 Information with the SEC on this Form 8-K, stockholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

Because of the holding period under Rule 144 and the lack of an ongoing redemption program for shareholders that invest directly into the Company (as opposed to shareholders who acquire shares in the public secondary trading market) there is no arbitrage mechanism to keep the price of our shares closely linked to the value of the digital assets we invest in and our shares may trade at a substantial premium over, or substantial discount to, the value of the digital assets we invest in per share.

Because of the holding period under Rule 144 and the lack of an ongoing redemption program for shareholders that invest directly into the Company, the Company cannot rely on arbitrage opportunities resulting from differences between the price of our shares and the price of the relevant digital asset to keep the price of our shares closely linked to the relevant digital assets we invest in. As a result, the value of our shares may not approximate, and our shares may trade at a substantial premium over, or discount to, the value of the digital assets we invest in held by the Company, on the OTC Pink Tier secondary trading market.

Our shares may trade on the OTC Pink Tier at a price that is at, above or below the Company’s digital assets we invest in as a result of the non-current trading hours between OTC Pink Tier and markets for the digital assets we invest in.

OTC Pink Tier will be open for trading in our shares for a limited period each day, but the digital assets we invest in may trade in 24-hour marketplaces. If the price of the digital assets we invest in drops significantly during hours OTC Pink Tier is closed, for example, shareholders may not be able to sell their shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market. These premiums or discounts may have an adverse effect on an investment in our shares if an investor sells or acquires its shares during a period of discount or premium, respectively. If we fail to meet the continued listing standards of the OTC Pink Tier, our shares may no longer be permitted to trade, which may adversely affect the market price and liquidity of our shares.

Our shares of Common Stock are currently quoted for trading on the OTC Pink Tier. In order to continue trading on the OTC Pink Tier, we must maintain a minimum per share bid price, a minimum amount of market capitalization, minimum net tangible assets, and a minimum public float, among other requirements. If we are unable to comply with the OTC Pink Tier rules, this could result in an inability of our shares to trade on this platform, resulting in adverse consequences for our shareholders, including limited availability of market quotations for our shares and reduced liquidity for the trading of our shares.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

Our Company is not registered as an investment company under the Investment Company Act, and we believe our Company is not required to register under such act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Our Company will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, we believe our Company is not a commodity pool for purposes of the CEA, and our Company is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of our Company. Consequently, shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Security threats to the Company’s digital asset holdings could result in the halting of Company operations and a loss of Company assets or damage to the reputation of our Company, each of which could result in a reduction in the price of our Company’s shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. We believe that our Company’s digital assets will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our Company’s digital assets and will only become more appealing as our Company’s assets grow. To the extent that our Company is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, our Company’s digital assets may be subject to theft, loss, destruction or other attack.

An actual or perceived breach of our digital asset holdings could harm our Company’s operations, result in loss of our Company’s assets, damage our Company’s reputation and negatively affect the market perception of the effectiveness of our Company, all of which could in turn reduce demand for our Company, resulting in a reduction in the price of our Company’s shares. Our Company may also cease operations, the occurrence of which could similarly result in a reduction in the price of our Company’s shares.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock. If our stockholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

●	variations in our quarterly operating results,
●	changes in general economic conditions,
●	changes in market valuations of similar companies,
●	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
●	poor reviews;
●	loss of a major customer, partner or joint venture participant; and
●	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price or value of our Common Stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Our Common Stock is subject to the application of the “penny stock” rules which could adversely affect the market price of our Common Stock and increase transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

The market price for our Common Stocks is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock shares will be at any time, or if our Common Stock shares will ever be able to trade, or as to what effect the sale of shares or the availability of Common Stock shares for sale at any time will have on the prevailing market price.

The sale and issuance of additional shares of our Common Stock could cause dilution as well as the value of our Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 10,000,000,000 shares of Common Stock. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

If we are unable to comply with the financial reporting requirements mandated by the SEC’s regulations, investors may lose confidence in our financial reporting and the price of our Common Stock, if a market ever does develop for it, could decline.

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.  If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act.  Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

Risk Factors Related to the Regulation of our Company

Regulatory changes or actions may affect the value of our Company or restrict the use of digital assets, mining activity or the operation of the digital asset networks or markets in a manner that adversely affects the value of our Company.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, The Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and digital asset exchange Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges and other service providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally may alter, perhaps to a materially adverse extent, the nature of an investment in our Company or the ability of our Company to continue to operate.

In July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets. Secretary Mnuchin indicated that one source of concern is digital assets’ potential to be used to fund illicit activities. Secretary Mnuchin has indicated that the U.S. Financial Crimes Enforcement Network is planning to release new requirements relating to digital asset activities in the first half of 2020. As of the date of this Annual Report, no such requirements have been released.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

Many blockchain startups use digital asset networks, to launch their initial coin offerings, also known as ICOs. In July 2017, the SEC determined that tokens issued by The DAO, for instance, were securities under the U.S. securities laws. The SEC reasoned that the unregistered sale of digital asset tokens can, in certain circumstances, including initial coin offerings, be considered illegal public offering of securities. In November 2018, the SEC determined that two other token issuances by companies called CarrierEQ, Inc., (d/b/a Airfox) and Paragon Coin, Inc. were unregistered securities offerings. And in September 2019, the SEC determined that the token issuance of EOS by a company called Block.one, was an unregistered securities offering and ordered Block.one to pay a $24 million civil penalty. The SEC could make a similar determination with respect to digital tokens distributed in other initial coin offerings. If the SEC were to determine that digital assets we invest in are a security, our Company would be subject to additional regulatory and compliance requirements under U.S. federal securities laws, including the Investment Company Act. In addition, the SEC’s determination or a market expectation of the SEC’s determination that any digital asset is a security could adversely affect the market price of digital assets generally and thus the value of our Company.

Furthermore, a number of foreign jurisdictions have, like the SEC, also recently opined on the sale of digital asset tokens, including through initial coin offerings. For example, China and South Korea have banned initial coin offerings entirely and other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail consumers deriving from the sale of derivatives and exchange traded notes (“ETNs”) that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. In addition to ETNs, the proposed ban would affect financial products including contracts for difference, options and futures. Public consultation on the proposed restriction closed in October 2019. As of the date of this Annual Report, the FCA has not yet finalized its proposed ruling. A determination that a digital asset we own is a security under U.S. or foreign law could adversely affect the value of our Company.

Additionally, concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 31, 2020, in connection with the mining process, over 138 million tera hashing operations are performed every second, non-stop on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the digital asset network’s total energy consumption, including the costs of cooling the machines that perform these calculations. Due to these concerns around energy consumption, particularly as such concerns relate to public utilities companies, various states and cities have implemented, or are considering implementing, moratoriums on digital asset mining in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of a digital asset network of digital assets that we own, by making it easier for a malicious actor or botnet to manipulate the blockchain in such network.

The Company is not registered as a money transmitter or money services business, and our operations may be adversely affected if it is required to do so.

The Company believes it is not a money transmitter or money services business. If it is deemed to be money transmitter and/or money services business, the Company would be subject to significant additional regulation and costs. This could lead to significant changes with respect to operations of the Company, and suspensions of operations. It could also lead to a decrease in the value of our Company’s shares.

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the value of digital assets we invest in. Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, our Company will hold certain types of digital currency that are not within the scope of the Notice.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of shares and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of our Company.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, and therefore may have an adverse effect on the value of our Company.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for our Company to continue to be treated as a grantor Company for U.S. federal income tax purposes.

DESCRIPTION OF PROPERTY

Prior to the Share Exchange, the Company’s headquarters were located at 9440 Santa Monica Blvd., Suite 301, Beverly Hills, CA, which was an office space provided to us at no charge by MACA. As of the date of this Current Report on Form 8-K, the Company’s headquarters continues to be located at 9440 Santa Monica Blvd., Suite 301, Beverly Hills, CA. The Company’s management generally works remotely from various locations throughout the United States.

We believe that this arrangement is adequate to support the Company’s existing operations and that we will be able to obtain appropriate additional facilities or alternative facilities on commercially reasonable terms if and when necessary. The Company does not have a formal lease pursuant to which it uses these offices, and does not have a monthly rent obligation for use of these premises.

LEGAL PROCEEDINGS

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Please refer to Item 4.01 of this Form 8-K for this information, which is incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Krypto Ventures (formerly, KryptoBank) for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto of Krypto Ventures filed herewith as Exhibit 99.1 and the pro forma financials and notes thereto are filed herewith as Exhibit 99.2. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout Current Report on Form 8-K as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, other than as required by law.

Organizational History of the Company and Krypto Ventures and Overview

Krypto Ventures was incorporated on December 27, 2017 under the laws of the State of Delaware. Krypto Ventures is a firm currently in the process of enabling users to transact worldwide with any cryptocurrency, fiat currency, stock, or commodity. On July 28, 2021, KryptoBank filed a Certificate of Amendment with the Secretary of State of Delaware to change its name from “KryptoBank Co., Inc.” to “Krypto Ventures, Inc.”

Plan of Operations

Over the next 12 months, we expect to require approximately $2,000,000 in operating funds to carry out our intended plan of operations. We expect that by August 2022, we will have invested in a diverse portfolio of digital assets, and will have completed an acquisition of (or be in negotiations for the acquisition of) a blockchain technology company.

We are planning to obtain the funds necessary to execute our plan of operations from various capital raises, including potentially through private placements or our Common Stock or the issuance and sales of convertible notes, as well as potentially through a registration statement or an offering statement filed with the SEC.

There can be no assurance that we will be able to obtain the necessary funds for our foregoing operations on terms that are acceptable to us or at all, and there can be no assurance that our plan of operations can be executed as planned, or at all.

Results of Operations

Years Ended December 31, 2020 and 2019

Krypto Ventures has not yet commenced its principal operations, and has experienced net losses since inception. Krypto Ventures’ incurred minimal operating expenses during the years ended December 31, 2020 and 2019 ($626 and $647, respectively).

During the year ended December 31, 2019, Krypto Ventures made a series of notes receivables to Balance Labs LLC, a wholly-owned subsidiary of Balance Labs, Inc., the majority owner of Krypto Ventures prior to the Share Exchange, totaling $30,000. This amount was offset by $471 of expenses paid in 2018 by Balance Labs LLC on behalf of the company, and by an $8,000 repayment made during the same year. The notes receivable have a stated interest rate of 12% annually and are due in one year (collectively, the “Balance Labs LLC Notes Receivable”). Krypto Ventures received $2,605 and $2,437 in interest income from the Balance Labs LLC Notes Receivable during the years ended December 31, 2020 and 2019, respectively.

Additionally, Krypto Ventures incurred interest expenses $15,349 and $14,085 during the years ended December 31, 2020 and 2019, respectively. These amounts were incurred in connection with outstanding loans to Krypto Ventures’ founders. As part of its initial funding, Krypto Ventures borrowed a total of $100,000 from its founders during the years ended December 31, 2018 and 2017. The notes have a stated interest rate of 12% compounded annually and are due on demand (the “Krypto Ventures Founders Notes”). The balance outstanding as of December 31, 2020 and 2019 is $112,167 and $112,167, respectively. The Company had accrued interest of $28,996 and $13,647 as of December 31, 2020 and 2019 on the Krypto Ventures Founders Notes. Krypto Ventures recorded $15,349 and $14,085 of interest expense related to the Krypto Ventures Founders Notes during the years ended December 31, 2020 and 2019, respectively.

One of the Krypto Ventures Founders Notes were issued by the Company to Lyons Capital LLC ($75,000), a significant shareholder of the Company, and prior to the Share Exchange, a significant shareholder of Krypto Ventures. A copy of this note is filed as Exhibit 10.5 to this Current Report on Form 8-K. As a result of the foregoing, Krypto Ventures incurred a net loss of $13,370 and $12,295 for the years ended December 31, 2020 and 2019, respectively.

Three Months Ended March 31, 2021 and 2020.

Krypto Ventures did not generate revenues during the three months ended March 31, 2021 and 2020. Krypto Ventures incurred minimal operating expenses - $101 and $157 - during the three months ended March 31, 2021 and 2020, respectively.

During the three months ended March 31, 2021 and March 31, 2020, Krypto Ventures recorded $719 and $651 of interest income, respectively from the Balance Labs LLC Notes Receivable. On June 4, 2021, Krypto Ventures received full payment of the Balance Labs LLC Notes Receivable, for a total of $28,164, which included all principal and interest owed. As a result, the Balance Labs LLC Notes Receivable are no longer outstanding obligations of Krypto Ventures.

For the three months ended March 31, 2021 and 2020, Krypto Ventures recorded $4,228 and $3,816 of interest expense, respectively, on the Krypto Ventures Founders’ Notes, which are still outstanding as of the date of this Current Report.

As a result of the foregoing, Krypto Ventures had a net loss of $3,610 for the three months ended March 31, 2021, a slight increase compared to a net loss of $3,322 for the three months ended March 31, 2020.

Liquidity and Capital Resources

As of December 31, 2020, Krypto Ventures had cash and cash equivalents of $448, and a negative working capital of $158,143. At December 31, 2020, Krypto Ventures had accounts payable and accrued expenses of $46,424 relating to its outstanding note obligations. As of March 31, 2021, Krypto Ventures had cash and cash equivalents of $403, and a negative working capital of $162,416.

Krypto Ventures has historically relied on loans from founders to fund its operations. During the year ended December 31, 2017, Krypto Ventures issued 102,500,000 shares of common stock to its founders at a par value of $0.0001 per share for a total of $10,250. During the year ended December 31, 2018, Balance Labs, Inc. contributed an additional $1,000 of capital to Krypto Ventures.

As described above, Krypto Ventures, as part of its initial funding, entered into the Krypto Ventures Founders Notes, borrowed a total of $100,000 from its founders. The balance outstanding on the Krypto Ventures Founders Notes as of March 31, 2021 and December 31, 2020 was $112,167 and $112,167, respectively. Krypto Ventures has accrued interest of $33,225 and $28,996 as of March 31, 2021 and December 31, 2020, respectively. For the three months ended March 31, 2021 and 2020, Krypto Ventures recorded $4,228 and $3,816 of interest expense, respectively on the Krypto Ventures Founders Notes.

As described above, Krypto Ventures made a series of notes receivables to Balance Labs LLC, the majority owner of Krypto Ventures at the time, totaling $30,000. The balances of the Balance Labs LLC Notes Receivable as of March 31, 2021 and December 31, 2020, including interest were $27,999 and $27,280, respectively. During the three months ended March 31, 2021 and March 31, 2020, Krypto Ventures recorded $719 and $651 of interest income, respectively. On June 4, 2021, Krypto Ventures received full payment of the Balance Labs LLC Notes Receivable for a total of $28,164, which included all principal and interest owed

On June 29, 2021, Krypto Ventures issued an unsecured promissory note in the amount of $25,000 to Balance Labs, Inc., the majority shareholder of Krypto Ventures prior to the Share Exchange, and as of the date of this Current Report, a significant shareholder of the Company. The note carries an interest rate of 12% per annum and is due on the earlier of June 28, 2022 or the date on which Krypto Ventures raises at least $200,000 from investors. A copy of this note is included as Exhibit 10.4 to this Current Report.

On July 9, 2021, Krypto Ventures issued an unsecured promissory note in the amount of $25,000 to Lyons Capital LLC a significant shareholder of Krypto Ventures prior to the Share Exchange, and as of the date of this Current Report, a significant shareholder of the Company. The note carries an interest rate of 12% per annum and is due on the earlier of July 8, 2022 or the date on which Krypto Ventures raises at least $200,000 from investors. A copy of this note is included as Exhibit 10.3 to this Current Report.

Effects of Coronavirus on the Company

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government. The continued coronavirus outbreak may also restrict our ability to raise funding when needed, and may cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are fully described in Note 3 to Krypto Ventures’ financial statements appearing elsewhere in this Current Report on Form 8-K, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

Income Taxes

None.

Off-Balance Sheet Arrangements

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and position of our current executive officers and directors.

Name	Age	Positions
Meir Wexler	40	Chief Investment Officer, Director
Aleksandr Rubin	43	Chief Executive Officer, President, Secretary, Director

Meir Wexler. Mr. Wexler joined the Company as its Chief Investment Officer and as a Director on July 29, 2021. In June 2016, Mr. Wexler founded D2B, LLC, a boutique advisory firm that assisted start-ups in the blockchain space, where he served as the company’s Chief Executive Officer until January 2021. In this position, Mr. Wexler helped companies with their initial coin offerings through pitch-deck creation, whitepaper formation, marketing and tokenomics. He also became a crypto-analyst, doing deep dives and due diligence work on companies issuing tokens either as ICO’s (initial coin offerings) or IDO’s (initial decentralized exchange offerings.

Within the crypto-asset space, Mr. Wexler is currently involved in DeFi (decentralized finance) including bridges and wrapped tokens for cross-chain finance, which entails working primarily with companies whose platforms and wallets have the ability to be used for staking, lending, borrowing and yield farming. In addition to his position at D2B, LLC, Mr. Wexler is also an advisor to several companies. In this role, he connects companies to specific resources within the blockchain space. These companies include Intercoin, Geojam, Pilates Metrics and Cafe Joe USA, which in 2018 was an early-adopter in accepting crypto-assets for goods purchased. Mr. Wexler was an early investor in several crypto-assets including Binance Coin (BNB), Cardano, (ADA), Chainlink (LINK), Polygon (MATIC), Eos (EOS), Xrp (XRP), Decentraland (MANA), Basic Attention Token (BAT), DigiByte (DGB), Swarm (SWM), Neo (NEO), Ox (ZRX), Bitrue (BTR), KuCoin (KCS), Icon (ICX), Monaco (MCO), Hyprr (UDOO) and Bumper (BUMP).

Aleksandr Rubin. Aleksandr joined the Company as its Chief Executive Officer and as a Director on July 29, 2021, and was appointed as the Company’s President and Secretary on August 4, 2021. Aleksandr has over 15 years of experience in investment banking, private equity, leveraged finance, investment management and consulting for middle market companies. Since 2018, Aleksandr has served as the Managing Director of Fort Lawton Capital LLC, a boutique private equity firm focused primarily on originating investment opportunities and supporting relationships with middle market intermediaries where he has advised on deal originations, capital deployment, deal structuring and portfolio monitoring. Prior to joining Fort Lawton, Aleksandr was a Partner at Glenwood Capital, a merchant banking firm specializing in the corporate finance requirements of closely-held, middle market companies. Before joining Glenwood in 2005, he was an Associate at Broadband Capital Management. There, he worked with issuers and financial sponsors on a variety of transactions, including mergers, acquisitions, PIPEs, buyouts and public offerings. Earlier in his career, Aleksandr was a founding member of a technology consulting firm, where he developed and managed the implementation of enterprise systems. Since December 2019, Aleksandr has been consulting on an independent basis in various capacities for companies in the cryptocurrency space, assisting in negotiations for over $30 million in various transactions (debt and equity) into listed cryptocurrency companies. Aleksandr Rubin is  also a Director and as the  Chief Executive Officer of Krypto Ventures.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We have no independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The following table sets forth information with respect to the compensation awarded or paid to our named executive officers during the fiscal years ended July 31, 2020 and 2019 (collectively, the “named executive officers”) for all services rendered in all capacities to us in fiscal 2020 and 2019.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mikael Lundgren	2020	$50,000	(1)	0	0	0	0	0	0	$50,000
Chief Executive Officer	2019	$0		0	0	0	0	0	0	$0

(1)

No compensation has been paid to date to Mr. Lundgren and the Company has not entered into a compensation agreement with Mr. Lundgren. As compensation for Mr. Lundgren’s services as Chief Executive Officer, the Company has accrued annual compensation of $120,000 as of March 1, 2020 at a rate of $10,000 per month. On July 29, 2021, Mr. Lundgren resigned from all positions with the Company. At such time, Mr. Lundgren forgave all accrued compensation payable to him by the Company.

There are no outstanding options, warrants or equity awards.

Director Compensation

The Company’s directors are not compensated for their services as directors of the Company. As discussed above, as compensation for Mr. Lundgren’s services as Chief Executive Officer, we are accruing annual compensation as of March 1, 2020 at a rate of $10,000 per month. For the fiscal year ended July 31, 2020, we accrued an aggregate of $50,000 for such services. The Company continued to accrue compensation at a monthly rate of $10,000 to Mr. Lundgren until his resignation from the Company on July 29, 2021. However, upon his resignation, Mr. Lundgren forgave all accrued compensation payable to him by the Company.

For the years ended December 31, 2020 and 2019, Krypto Ventures did not compensate any of its officers or directors.

Employment Agreements

Aleksandr Rubin Employment Agreement

The Company has entered into an employment agreement with Aleksandr Rubin for his services as Chief Executive Officer of the Company. The initial term of Mr. Rubin’s employment agreement commenced on July 30, 2021 (the “Employment Start Date”) and will continue for a period of six (6) months, to be automatically renewed for additional six (6) month terms unless the Company notifies Mr. Rubin of its intent to not renew his employment at the end of a term.

As compensation for Mr. Rubin’s services, the Company agreed to grant Mr. Rubin a one-time issuance of shares of the Company’s Common Stock equal to 1% of the Company’s outstanding Common Stock as of July 30, 2021 which will vest in equal six (6) month increments on the last day of each calendar month following the Employment Start Date (i.e. the first vesting to occur on August 31, 2021).

In addition, Mr. Rubin is entitled to receive a performance bonus upon meeting pre-determined periodic Key Performance Indicators (“KPIs”). If such KPIs are met, the Company will grant Mr. Rubin an option to purchase up to 1% of the Company’s outstanding Common Stock for a purchase price to be mutually agreed upon at the one-year anniversary of Mr. Rubin’s Employment Start Date. KPI’s will be set by the mutual agreement of the Company and Mr. Rubin within 90 days from the Employment Start Date. As of the date of this Current Report, such KPI’s have not yet been agreed upon by the parties.

Mr. Rubin is also entitled to certain business expense and travel reimbursement benefits.

Mr. Rubin’s employment with the Company is “at-will”, meaning that either the Company can terminate Mr. Rubin’s employment with the Company at any time, without cause. If Mr. Rubin’s employment with the Company is terminated, vesting of shares granted to Mr. Rubin as compensation for his services as CEO will cease, and any unvested shares granted to Mr. Rubin will be forfeited.

This description of Mr. Rubin’s employment agreement is qualified by reference to the copy of Mr. Rubin’s employment Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K.

Meir Wexler Employment Agreement

The Company has entered into an employment agreement with Meir Wexler for his services as Chief Investment Officer of the Company. The initial term of Mr. Wexler’s employment agreement commenced on June 30, 2021 (the “Employment Start Date”) and will continue for a period of six (6) months, to be automatically renewed for additional six (6) month terms unless the Company notifies Mr. Wexler of its intent to not renew his employment at the end of a term.

As compensation for Mr. Wexler’s services, the Company agreed to grant Mr. Wexler a one-time issuance of shares of the Company’s Common Stock equal to 0.5% of the Company’s outstanding Common Stock as of July 30, 2021 which will vest in equal six (6) month increments on the last  day of each month following the Employment Start Date (i.e. the first vesting to occur on August 31, 2021).

In addition, Mr. Wexler is entitled to receive a performance bonus upon meeting pre-determined periodic Key Performance Indicators (“KPIs”). If such KPIs are met, the Company will grant Mr. Wexler an option to purchase up to 0.5% of the Company’s outstanding Common Stock for a purchase price to be mutually agreed upon at the one-year anniversary of Mr. Wexler’s Employment Start Date. KPI’s will be set by the mutual agreement of the Company and Mr. Wexler within 90 days from the Employment Start Date. As of the date of this Current Report, such KPI’s have not yet been agreed upon by the parties.

Mr. Wexler is also entitled to certain business expense and travel reimbursement benefits.

Mr. Wexler’s employment with the Company is “at-will”, meaning that either the Company can terminate Mr. Wexler’s employment with the Company at any time, without cause. If Mr. Wexler’s employment with the Company is terminated, vesting of shares granted to Mr. Wexler as compensation for his services as CIO will cease, and any unvested shares granted to Mr. Wexler will be forfeited.

This description of Mr. Wexler’s employment agreement is qualified by reference to the copy of Mr. Rubin’s employment Agreement filed as Exhibit 10.7 to this Current Report on Form 8-K.

Director Agreements

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding options, warrants or equity awards.

Compensation Plans

We have not adopted any compensation plan to provide for future compensation of any of our directors or executive officers.

Director Compensation

Historically, the Company’s directors have not received compensation for their service. At such point in time, our corporate governance committee will review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in their sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since the beginning of the 2019 fiscal year, or any currently proposed transaction, in which Krypto Ventures or the Company were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions of W Technologies, Inc.

For its corporate offices, the Company utilizes shared office space at 9440 Santa Monica Boulevard, Suite 301, Beverly Hills, California 90210. This office space is provided to us at no charge by MACA.

Mr. Mikael Lundgren sits on the board of directors as the Company’s sole director and also serves as the Company’s Chief Executive Officer. As compensation for his services, we are accruing annual compensation of $120,000 as of March 1, 2020 at a rate of $10,000 per month. Accrued compensation for years ended July 31, 2020 and 2019 was $50,000 and $0, respectively. As of July 29, 2021, Mr. Lundgren resigned from all positions with the Company. At such time, Mr. Lundgren forgave all accrued compensation payable to him by the Company. As such, the Company no longer has any outstanding compensation payable to Mr. Lundgren as of the date of this Current Report.

On December 16, 2020, the Company issued the Note in the principal amount of $573,232 to MACA. The Note bears interest at the rate 8% per annum and matures on December 16, 2023. Any amount of principal or interest on the Note that is not paid when due bears interest at the rate of 22% per annum. Pursuant to the terms of the Note, MACA has the right from time to time, and at any time during the period beginning on the date which is 180 days following December 16, 2020 and ending on the later of (i) the maturity date and (ii) the date of payment of the Default Amount (as defined in the Note), each in respect of the remaining outstanding amount of the Note to convert all or any part of the outstanding and unpaid amount of the Note into fully paid and non-assessable shares of the Company’s Common Stock, subject to, among other things, a 4.99% equity blocker.

On July 13, 2021, the Company entered into a Securities Exchange Agreement with MACA, pursuant to which the Company issued MACA 7,678,732 shares of the Company’s Common Stock in exchange for MACA transferring to the Company certain debt owed by the Company to MACA, which had the effect of extinguishing such debt owed to MACA by the Company. The Securities Exchange Agreement was described in the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021, and the description of the Securities Exchange Agreement herein qualified in its entirety by reference to the Securities Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Related Party Transactions of Krypto Ventures

As described earlier in this Current Report, as part of its initial funding, Krypto Ventures borrowed a total of $100,000 from its founders during the years ended December 31, 2018 and 2017. The notes have a stated interest rate of 12% compounded annually and are due on demand (the “Krypto Ventures Founders Notes”). One of Krypto Ventures Founders Notes were issued by the Krypto Ventures to Lyons Capital LLC ($75,000), a significant shareholder of the Company, and prior to the Share Exchange, a significant shareholder of Krypto Ventures. A copy of this note is filed as Exhibit 10.5 to this Current Report on Form 8-K.

During the year ended December 31, 2019, the Krypto Ventures made a series of notes receivables to Balance Labs LLC totaling $30,000. This amount was offset by $471 of expenses paid in 2018 by Balance Labs LLC on behalf of the Krypto Ventures, and by an $8,000 repayment made during the same year. The notes receivable had a stated interest rate of 12% annually were due one year from the date of issuance. The balances of the notes receivable as of March 31, 2021 and December 31, 2020, including interest were $27,999 and $27,280, respectively. During the three months ended March 31, 2021 and March 31, 2020, the Krypto Ventures recorded $719 and $651 of interest income, respectively. On June 4, 2021, the Krypto Ventures received full payment of the notes receivable due from Balance Labs LLC, for a total of $28,164, which included all principal and interest owed. As a result, these notes are no longer outstanding obligations of Krypto Ventures.

On June 29, 2021, Krypto Ventures issued an unsecured promissory note in the amount of $25,000 to Balance Labs, Inc., the majority shareholder of Krypto Ventures prior to the Share Exchange, and as of the date of this Current Report, a significant shareholder of the Company. The note carries an interest rate of 12% per annum and is due on the earlier of June 28, 2022 or the date on which Krypto Ventures raises at least $200,000 from investors. A copy of this note is included as Exhibit 10.4 to this Current Report.

On July 9, 2021, Krypto Ventures issued an unsecured promissory note in the amount of $25,000 to Lyons Capital LLC a significant shareholder of Krypto Ventures prior to the Share Exchange, and as of the date of this Current Report, a significant shareholder of the Company. The note carries an interest rate of 12% per annum and is due on the earlier of July 8, 2022 or the date on which Krypto Ventures raises at least $200,000 from investors. A copy of this note is included as Exhibit 10.3 to this Current Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of the date of this Current Report on Form 8-K, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the stockholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated, the address for the beneficial owners listed below is c/o the Company at 9440 Santa Monica Blvd., Suite 301, Beverly Hills, CA.

Name and Address of Beneficial Owner	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Officers and Directors
Meir Wexler, 9440 Santa Monica Blvd., Suite 301, Beverly Hills CA	Chief Investment Officer, Director	Common Stock	0	0%
Aleksandr Rubin, 9440 Santa Monica Blvd., Suite 301, Beverly Hills CA	Chief Executive Officer, President, Secretary Director	Common Stock	0	0%

All current directors and officers as a group (2 persons)		Common Stock	0	0%
5% or more Shareholders
Balance Labs, Inc. (3)		Common Stock	119,584,736	46.10%
Lyons Capital, LLC (4)		Common Stock	56,945,112	21.95%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2) Based on 259,376,620 shares of the Company’s Common Stock issued and outstanding as of the date of this Current Report on Form 8-K.

(3) Represents shares held by Balance Labs, Inc. Michael D. Farkas is the beneficial holder of approximately 59.9% of the issued and outstanding capital stock of Balance Labs, Inc, holding 11,888,889, 1,400 and 1,098,526 shares of common stock of Balance Labs, Inc. through Balance Holdings, LLC, Shilo Security Solutions, Inc, and Shilo Holding Group LLC, respectively, as of May 18, 2021.

(4) Represents shares held by Lyons Capital, LLC. Jason Lyons is the Chief Executive Officer of Lyons Capital LLC, and has voting and dispositive power over the shares held by the entity.

DESCRIPTION OF SECURITIES

General

W Technologies, Inc.’s authorized capital stock consists of 10,000,000,000 shares of Common Stock, $0.0001 par value per share, and 50,000,000 authorized shares of preferred stock, $0.0001 par value per share. As of the date of this Current Report on Form 8-K, there are 259,376,620 shares of Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our Common Stock does not have cumulative voting rights. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Although there are no provisions in our Certificate of Incorporation or Bylaws that may delay, defer or prevent a change in control, our board of directors (the “Board”) is authorized, without stockholder approval, to issue shares of Preferred Stock that may contain rights or restrictions that could have this effect. Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our Common Stock.

Election of Directors

The holders of shares of Common Stock shall appoint the members of our board of directors. Each share of Common Stock is entitled to one vote.

Dividends

Since inception we have not paid any dividends on our Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person.

Exclusive Forum Provision

Our Bylaws provide that, unless the Company consents in writing, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located with the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation.  Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction.  Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Bylaws. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

The exclusive forum provision contained in the Company’s Bylaws may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors

Our Bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term and until his successor shall be duly chosen.

Special Meetings of Stockholders

Under our Bylaws, a special meeting of stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may only be called by the board and may be called at any time by the board. At any special meeting, only such business may be transacted as is related to the purpose(s) of such meeting set forth in the notice thereof given pursuant to the terms of the Bylaws or in any waiver of notice thereof, each pursuant to the terms of the Bylaws. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitations on Directors’ Liability; Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law, our Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

●	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

●	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

Our Bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock Currently Trades on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “WTCG”, where the Company is currently labeled as a “shell risk” at this time. The Company plans to update its symbol pending FINRA approval of the Company’s name change to “Krypto Ventures Co.” The name change won’t be effective until FINRA completes its review of the Issuer Company Related Action Notification Form for the name change, which the Company has submitted to FINRA. There can be no assurance that FINRA will process its review of the name change as planned, or at all.

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our Common Stock. The closing price of our Common Stock on the OTC Pink on August 2, 2021 was $1.29.

The following table sets forth, for the periods indicated the high and low bid quotations for our Common Stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

	Bid Prices
	Low	High
FISCAL 2019

First Quarter (August 1, 2018 to October 31, 2018)	$0.0211	$0.0500
Second Quarter (November 1, 2018 to January 31, 2019)	$0.0221	$0.0488
Third Quarter (February 1, 2019 to April 30, 2019)	$0.0200	$0.1000
Fourth Quarter (May 1, 2019 to July 31, 2019)	$0.0410	$0.1000

FISCAL 2020

First Quarter (August 1, 2019 to October 31, 2019)	$0.0150	$0.0410
Second Quarter (November 1, 2019 to January 31, 2020)	$0.0160	$0.0844
Third Quarter (February 1, 2020 to April 30, 2020)	$0.0310	$0.4501
Fourth Quarter Ended (May 1, 2020 to July 31, 2020)	$0.0637	$0.2300

FISCAL 2021

First Quarter (August 1, 2020 to October 31, 2020)	$0.0780	$0.4600
Second Quarter (November 1, 2020 to January 31, 2021)	$0.3200	$0.8000
Third Quarter (February 1, 2021 to April 30, 2021)	$0.6000	$0.3800
Fourth Quarter (May 1, 2021 to July 31, 2021)	$0.4200	$1.5000

On August 2, 2021, the closing bid price of our Common Stock as reported on the OTC Pink was $1.2900. As of August 2, 2021, there were approximately 473 holders of record of our Common Stock, including multiple beneficial holders at depositories, banks and brokers listed as a single holder in the street name of each respective depository, bank or broker.

Dividend Policy

We have never declared or paid cash dividends on our capital stock, and we currently have no plans to do so. Our current policy is to retain all of our earnings to finance future growth, pay down our existing indebtedness and repurchase our Common Stock. The existing covenants under certain of our credit facilities also place limits on our ability to issue dividends and repurchase stock.

Item 10. Recent Sales of Unregistered Securities.

On July 31, 2020, the Company issued a Convertible Promissory Note to MACA in exchange for $40,573 cash consideration advanced for operating expenses incurred during the twelve months ended July 31, 2020 for operating expenses incurred during the period. Terms of the Convertible Promissory Note provide for a conversion option into common shares to the investor at a 20% discount off market, an 8% annual interest payable to investor, and a final maturity date of July 31, 2021, renewable by the lender.

On October 31, 2020, the Company issued a Convertible Promissory Note to an investor in exchange for $43,890 cash consideration advanced for operating expenses incurred during the three months ended October 31, 2020 for operating expenses incurred during the period. Terms of the Convertible Promissory Note provide for a conversion option into common shares to the investor at a 20% discount off market, an 8% annual interest payable to investor, and a final maturity date of October 31, 2021, renewable by the lender.

On December 10, 2020, the Company issued 550,000 shares of the Company’s Common Stock to Daniel Belanger as representative of certain current and prior shareholders.

On December 16, 2020, the Company issued the Note in the principal amount of $573,232 to MACA. The Note bears interest at the rate 8% per annum and matures on December 16, 2023. Any amount of principal or interest on the Note that is not paid when due bears interest at the Default Interest rate of 22% per annum. Pursuant to the terms of the Note, MACA has the right from time to time, and at any time during the period beginning on the date which is 180 days following December 16, 2020 and ending on the later of (i) the maturity date and (ii) the date of payment of the Default Amount (as defined in the Note), each in respect of the remaining outstanding amount of the Note to convert all or any part of the outstanding and unpaid amount of the Note into fully paid and non-assessable shares of the Company’s Common Stock, subject to, among other things, a 4.99% equity blocker.

The number of shares of Common Stock to be issued upon each conversion of the Note will be determined by dividing the Conversion Amount by the applicable conversion price. The term “Conversion Amount” means, with respect to any conversion of the Note, the sum of (1) the principal amount of the Note to be converted in such conversion plus (2) at MACA’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the Note to the conversion date, plus (3) at MACA’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at MACA’s option, any amounts owed to MACA pursuant to the terms of the Note.

The conversion price is the average of the lowest two Trading Prices for the Company’s Common Stock during the 10 trading day period ending on the latest complete trading day prior to the conversion date. “Trading Price” means the closing price on the OTC as reported by a reliable reporting service designated by MACA (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the conversion price of such Notes.

We believe the offer, sale and issuance of the above securities were exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder because the issuance of securities to the recipient did not involve a public offering.

Equity Compensation Plans

None.

Holders

As of August 2, 2021, there were approximately 473 holders of record of our Common Stock, including multiple beneficial holders at depositories, banks and brokers listed as a single holder in the street name of each respective depository, bank or broker.

Transfer Agent and Registrar

The Company’s transfer agent Empire Stock Transfer, located at 1859 Whitney Mesa Drive, Henderson, NV 89014.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of additional recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The DGCL and our Certificate of Incorporation and Bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Our Certificate of Incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the DGCL as the same exists or may hereafter be amended.

Our By-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02 Unregistered Sales of Equity Securities.

On July 29, 2021, the Company consummated the transactions pursuant to the Share Exchange Agreement, whereby 233,474,961 shares of the Company’s Common Stock were issued to the Krypto Ventures Stockholders and 14,267,914 shares were issued to certain advisors of the Company,, for a total issuance of 247,742,875 shares of Common Stock, representing 100% of the issued and outstanding shares of Common Stock of the Company at the Closing.

Pursuant to the Securities Exchange Agreement disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021, on July 13, 2021, the Company issued 7,678,732 shares of the Company’s Common Stock were issued to MACA in exchange for the transfer by MACA to the Company of 1,000,000 shares of Series F Convertible Preferred Stock (which was deemed a redemption by the Company) and a promissory note in the original principal amount of $161,941 previously issued by the Company to MACA.

The Company believes that the issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation.

Item 4.01  Change in Registrant's Certifying Accountant

Dismissal of Independent Registered Accounting Firm

Slack & Company CPAs LLC (“Slack”) is the independent registered accounting firm that audited the Company’s financial statements for the fiscal years ended July 31, 2020 and 2019.

Liggett & Webb, P.A. (“Liggett & Webb”) is independent registered accounting firm that audited Krypto Ventures’ financial statements for the fiscal years ended December 31, 2020 and 2019.

Going forward, the Company intends to continue with Slack as its independent registered accounting firm.

Liggett & Webb’s reports on Krypto Ventures’ financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified. Liggett &Webb  modified its opinion to include a statement in its report related to Krypto Ventures’ financial statements for the fiscal years ended December 31, 2020 and 2019 expressing substantial doubt about Krypto Ventures’ ability to continue as a going concern. Furthermore, during the Krypto Ventures’ two most recent fiscal years and through August 4, 2021 there have been no disagreements with Liggett & Webb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Liggett & Webb’s satisfaction, would have caused Liggett & Webb to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the years ended December 31, 2020 and 2019 and through August 4, 2021, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Liggett & Webb with a copy of the foregoing disclosure contained in this Current Report on Form 8-K filed prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that Liggett & Webb furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. The Company has not yet received the requested letter from Liggett & Webb as of the date of this Current Report, but the Company will provide a copy of such letter to the Commission as an exhibit to an amendment to this current report on Form 8-K once the Company receives it from Liggett & Webb.

During the Company’s two most recent fiscal years and through August 4, 2021, neither the Company nor anyone acting on the Company’s behalf consulted Slack with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

Prior to the Share Exchange, MACA owned 1,000,000 shares of Series F Preferred Stock. Each share of the Series F Stock was convertible 200 shares of the Company’s Common Stock, subject to customary adjustments for stock splits, etc., and has a number of votes equal to the number of shares of Common Stock into which it is convertible, voting with the Common Stock together as one class, which resulted in all 1,000,000 shares of Series F Stock having 200 million votes. As a result, MACA was deemed to be the beneficial owner of 200,000,000 shares of Common Stock, equal to 98.4% of the Company’s issued and outstanding Common Stock, and controlled the Company.

On July 29, 2021, the Company consummated the Share Exchange, whereby 233,474,958 shares of the Company’s Common Stock, representing 90% of the Company’s issued and outstanding Common Stock as of that date, were issued to the Krypto Ventures Stockholders in exchange for 102,500,000 shares of Common Stock of Krypto Ventures. The Share Exchange resulted in a change in control of the Company with the Krypto Ventures Stockholders owning 90% of the Company’s issued and outstanding Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On July 29, 2021 Aleksandr Rubin was appointed as Chief Executive Officer and was elected as a Director of the Company. Subsequently, on August 4, 2021, Mr. Rubin was also appointed as President, Secretary, Principal Accounting Officer, and Principal Financial Officer of the Company.

On July 29, 2021, Meir Wexler was appointed as Chief Investment Officer and was elected as a Director of the Company.

The description of the business experience of each of Messrs . Wexler and Rubin contained in the "Officers and Directors" section of Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2021, pursuant to the Share Exchange Agreement, the Company filed a Certificate of Withdrawal for its Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Preferred Stock of the Company. Additionally, on July 15, 2021 the Company filed a Certificate of Withdrawal for its Certificate of Designations of Preferences and Rights of Series F Convertible Preferred Stock of the Company. As such, as of the date of this Current Report, such that the Company has no classes of stock authorized, issued or outstanding other than Common Stock.

The description of the terms of the Certificate of Withdrawal of the Company above is qualified in its entirety by the Certificate of Withdrawal filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021, and is incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

As a result of the Closing of the Share Exchange as described in Items 1.01 and 2.01, which description is incorporated by reference in this Item 5.06 of this Current Report on Form 8-K, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of KryptoBank for the fiscal years ended December 31, 2020 and 2019 are attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. The unaudited, interim financial statements of KryptoBank for the three months ended March 31, 2021 and 2020 are attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

(b) Pro Forma Financials.

The unaudited pro forma condensed combined financial statements as of and for the year ended July 31, 2020, and for the three months ended April 30, 2021 are attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated by reference herein.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) hereof and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Share Exchange Agreement dated June 15, 2021 by and between the Company, KryptoBank Co., the KryptoBank Shareholders, and Aleksandr Rubin as the representative of the KryptoBank Stockholders. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2021).

2.2*	Amendment and Acknowledgement Pursuant to Share Exchange Agreement by and between the Company, KryptoBank Co., the KryptoBank Shareholders, and Aleksandr Rubin as the representative of the KryptoBank Stockholders.
3.1	Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 of the Company’s Form 10 filed with the Securities and Exchange Commission on December 18, 2020).
3.2

Certificate of Withdrawal for Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2021).

3.4	Certificate of Withdrawal for Series F Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021).
3.3	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 of the Company’s Form 10 filed with the Securities and Exchange Commission on February 4, 2021).
10.1	Form of Lock-Up Agreement (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021).
10.2

Securities Exchange Agreement dated July 13, 2021 between W Technologies, Inc. and Mid Atlantic Capital Associates, Inc. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021).

10.3*	Promissory Note dated July 9, 2021 issued by KryptoBank to Lyons Capital LLC.
10.4*	Promissory Note dated June 29, 2021 issued by KryptoBank to Balance Labs, Inc.
10.5*	Promissory Note dated January 17, 2018 issued by KryptoBank to Lyons Capital LLC.
10.6*	CEO Employment Agreement between the Company and Aleksandr Rubin.
10.7*	CIO Employment Agreement between the Company and Meir Wexler.
99.1*	KryptoBank Co. Audited Financial Statements for the fiscal years ended December 31, 2020 and 2019.
99.2*	KryptoBank Co. Interim Unaudited Financial Statements for the three months ended March 31, 2021 and 2020.
99.3*	Pro Forma Condensed Combined Financial Statements as of as of and for the year ended July 31, 2020 and for the three months ended April 30, 2021.

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. Technologies, Inc.

Date: October 7, 2021	/s/ Aleksandr Rubin
Aleksandr Rubin
Chief Executive Officer